Exhibit 10.2

CORSAIR GAMING, INC.

EQUITY INCENTIVE PROGRAM

WHEREAS, Corsair Group (Cayman), LP (the “Partnership”) adopted the Program in 2017;

WHEREAS, in connection with a reorganization among the Partnership and its affiliates (the “Reorganization”), the Partnership assigned to Corsair Gaming, Inc., a Delaware corporation (the “Company”), and the Company assumed from the Partnership, the Program and all outstanding Awards granted under the Program (the date of such assignment and assumption, the “Effective Date”); and

WHEREAS, the Company will not make any new Awards under the Program following the Effective Date.

NOW, THEREFORE, the Company will maintain the Program (as set forth herein) to govern the terms of the Awards granted to selected Employees, directors, independent contractors, consultants and/or agents of the Company or its Affiliates prior to the Effective Date.

1. Definitions. Terms used herein and not otherwise defined herein will have the meanings specified in the applicable Award Agreement or as set forth below:

“Acquiror” has the meaning set forth in Section 5(a).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person.

“Approved Sale” has the meaning set forth in Section 5(a).

“Award” means any right granted under the Program, including a grant of Options.

“Award Agreement” means a written unit award agreement entered into between the Partnership and a holder of an Award evidencing the terms and conditions of such Award and which has been assumed by the Company in connection with the Reorganization. Each Award Agreement will be subject to the terms and conditions of the Program.

“CEO” means the Company’s Chief Executive Officer or another officer of the Company specifically authorized from time to time by the Compensation Committee to exercise approval rights under the Program.

“Change of Control” means any transaction or series of transactions in which any independent Third Party in the aggregate acquires more than 50% of the equity interests of the Company (whether by merger, liquidation, consolidation, reorganization, combination, sale or transfer of Shares or Company equity securities or otherwise). Notwithstanding the foregoing, a Change of Control shall not occur for purposes of this Program unless such Change of Control constitutes a “change in control event’ under Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Compensation Committee” means the Compensation Committee of the Board of Directors of the Company.

“Continuous Service” means:

(a) in the case of a Grantee who is an Employee, that the service of such Grantee as an Employee of the Company or its Affiliates is not interrupted or terminated for any reason, including death or disability. The Compensation Committee will have the power to determine in its sole discretion whether Continuous Service will be considered interrupted in the case of (i) any leave of absence, including sick leave, military leave, maternity leave or any other personal leave or change in status to a director or consultant, (ii) intercompany transfers between the Company, its Affiliates and their successors, and (iii) any transaction to which the Company is a party. Notwithstanding the foregoing, (A) the service of an Employee will not be deemed to be interrupted for any period for which the Employee is eligible for payments under the short-term disability plan for Employees of the Company generally or as otherwise required by law (such period, a “Disability Period”) and (B) any Disability Period will not count toward any period required to satisfy any vesting requirement under an Award, except as approved by the Compensation Committee in its sole discretion; and

(b) in the case of a Grantee who is not an Employee, such additional conditions as to forfeiture that the Compensation Committee may determine in its sole discretion and are set forth in the Grantee’s Award Agreement.

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies or affairs of a Person, whether through ownership of voting securities, by contract or otherwise.

“Drag-Along Notice” has the meaning set forth in Section 5(b).

“Drag-Along Right” has the meaning set forth in Section 5(a).

“Drag-Along Stockholder” has the meaning set forth in Section 5(a)

“Employee” means any natural person employed by the Company or any Affiliate of the Company. Neither service as a director or consultant, nor payment of a director’s or consultant’s fee, will be sufficient in and of themselves to constitute “employment” by the Company or any of its Affiliates.

“Exercise Price” means the purchase price payable upon exercise of an Option as set forth in the applicable Grantee’s Award Agreement.

“Fair Market Value” means, as of any given day, (a) the Public Market Value per Share if the Share is traded or quoted on any Stock Exchange or any over-the-counter market or (b) if the Share is not traded or quoted on any Stock Exchange or any over-the-counter market on the day as of which the determination of Fair Market Value is to be made pursuant to the Program, the amount determined solely and definitively by the Compensation Committee to be the fair market value of a Share, in its sole discretion.

“Grantee” means any recipient of an Award.

“Option” means the right to purchase Shares upon exercise of an option granted pursuant to this Program.

“Optionee” means the optionee named in an agreement evidencing an outstanding Option.

“Original Incentives” has the meaning set forth in Section 7(b).

“Partnership Agreement” means the Amended and Restated Agreement of Exempted Limited Partnership Agreement of Corsair Group (Cayman) LP (as currently in effect and as may be amended from time to time).

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

“Program” means this Equity Incentive Program.

“Public Market Value” means, as of any given day, the reported per Share closing price of the Shares on the Stock Exchange on which such Shares are traded or quoted (or, if there is no reported closing price on that day, then on the last preceding day on which such a closing price was reported) or if the Shares are traded or quoted in the over-the-counter market, the average of the closing bid and asked prices of such Shares, in each case for the five trading days prior to but excluding the day on which the determination of Public Market Value is to be made pursuant to the Program (or, if there is no reported trades on a particular trading day in such five-day period, the most recent period of five trading days on which there are reported trades).

“Repurchase Date” has the meaning set forth in Section 6(c).

“Repurchase Notice” has the meaning set forth in Section 6(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” has the meaning set forth in Section 6(c).

“Stock Exchange” means the New York Stock Exchange, The Nasdaq Global Select Market or any other national securities exchange or dealer quotation system.

“Subcommittee” has the meaning set forth in Section 2(c).

“Subsidiary” of a Person means another Person whose results of operations are required by U.S. GAAP to be consolidated with the results of operations of the first Person.

“Successor Award” means Awards made by the Compensation Committee as contemplated by Section 3(a).

“Surrendered Shares” has the meaning set forth in Section 6(c).

“Third Party” means a prospective third party purchaser of equity interests of the Company in an arm’s-length transaction where such purchaser is not the Company, the Partnership, or any of their respective Affiliates.

“Shares” means shares of common stock, par value $0.0001 per share, of the Company.

“U.S. GAAP” means accounting principles generally accepted in the United States.

2. Administration. (a) The Program will be administered by the Compensation Committee unless and until the Compensation Committee delegates administration to a Subcommittee, the Board of Directors of the Company or the CEO as provided in Section 2(c).

(b) The Compensation Committee will have the power, subject to, and within the limitations of, the express provisions of the Program:

(i) To determine from time to time (A) which Persons will be granted Awards, provided, that such Persons are officers, Employees, independent contractors or non-employee directors of the Company or of any of its Affiliates; provided further, that Awards may be granted only to eligible persons who are not employed by the Company or a Subsidiary if such persons perform substantial services for the Company or a Subsidiary, in each case, subject to the limitations set forth in Rule 701 of the Securities Act, (B) when and how each Award will be granted, (C) the number of Awards, (D) the class of Shares to which such Award is made and (E) the other terms of each Award granted (which need not be identical), including the time or times when an Award will vest or be exercisable;

(ii) To construe and interpret the Program and to establish, amend and revoke rules and regulations for the Program’s administration. The Compensation Committee, in the exercise of this power, may (A) correct any defect, omission or inconsistency in the Program or in any Award Agreement in a manner and to the extent it may deem necessary or expedient to make the Program fully effective (and it will be the sole and final judge of such expediency) and (B) make any other determination that the Compensation Committee is authorized to make under the Program (including without limitation any determination under Section 4(b));

(iii) To amend the Program as provided in Section 7(i); and

(iv) To exercise such powers and to perform such acts as the Compensation Committee deems necessary or expedient to promote the best interests of the Company which are not in conflict with the express terms of the Program.

(c) The Compensation Committee may, but will not be required to, delegate administration of the Program to the CEO, the Board of Directors of the Company or one or more committees appointed by the Compensation Committee (a “Subcommittee”). The Subcommittee will have, in connection with the administration of the Program, the powers theretofore possessed by the Compensation Committee. The Compensation Committee may abolish any Subcommittee at any time and revert in the Compensation Committee the administration of the Program.

(d) None of the directors or direct or indirect stakeholders of the Company, the CEO or any other Person acting pursuant to authority delegated by the Compensation Committee will be personally liable for any action or determination under the Program. Accordingly, by accepting an Award, a Grantee will be deemed without further action to have irrevocably agreed that no claim or demand may be made hereunder or in respect of any Award against any Person other than the Company itself.

3. Awards. (a) Successor Awards. Any portion of an Award that is forfeited or cancelled for any reason may be awarded by the Compensation Committee to another Grantee. Any such award is hereafter referred to as a “Successor Award.” The provisions hereof applicable to Awards will also apply to Successor Awards, and as used herein the term “Awards” will include any Successor Awards and any Award amended as herein contemplated.

(b) Conditions Applicable to Awards. All Awards, including Options, will be subject to the terms and conditions set forth in this Program and to such other conditions as are reflected in the Award Agreement. The following provisions are also applicable to all Awards:

(i) Requirement of Employment or other Engagement. If the Grantee’s Continuous Service terminates prior to the fulfillment of the conditions for vesting of Awards, as set forth in the specific Award Agreement, all Awards held by the Grantee that are still subject to vesting will be forfeited and will be deemed without further action to have been immediately transferred to the Company. Such Awards will revert to and again become available for issuance as Successor Awards under the Program in accordance with Section 3(b).

However, the Compensation Committee may provide for partial or complete exceptions to this requirement as it deems equitable.

(ii) Consideration. By accepting an Award, a Grantee will be deemed without further action to have irrevocably agreed that he or she has not been given any consideration (including without limitation past services or continued employment) for an Award.

(c) Options. The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Options. Each such grant will be subject to all of the requirements contained in Section 3(b), the following provisions and such other terms as the Compensation Committee may determine.

(i) Each grant will specify the number of Shares to which it pertains, subject to the limitations set forth in this Program.

(ii) Each grant will specify an Exercise Price per Share, which may not be less than the Fair Market Value on the Date of Grant (as set forth in the applicable Award Agreement), as determined by the Compensation Committee in its sole discretion. The Exercise Price may be payable (A) in cash, (B) by the actual or constructive transfer to the Company of Shares owned by the Optionee for at least six months having a value at the time of exercise equal to the total Exercise Price, or (C) by a combination of such methods of payment or by any other method of payment determined by the Compensation Committee. Any grant may provide for deferred payment of the Exercise Price from the proceeds of sale through a broker on a date satisfactory to the Company of some or all of the Shares to which such exercise relates or such other methods approved by the Compensation Committee.

(iii) Each grant will specify the period or periods of Continuous Service by the Optionee with the Company necessary before the Options or installments thereof will become exercisable at or after grant and may provide for earlier exercise of the Option, including without limitation in the event of a Change of Control or similar event.

(iv) Options granted under this Program will be options that are not intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(v) Except as otherwise determined by the Compensation Committee, no Option will be transferable by the Optionee except by will or the laws of descent and distribution. Except as otherwise determined by the Compensation Committee, Options will be exercisable during the Optionee’s lifetime only by the Optionee or, in the event of the Optionee’s legal incapacity to do so, the Optionee’s guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

(vi) No Option will be exercisable more than ten years after the Date of Grant.

(vii) The Compensation Committee may provide for the payment of dividend equivalents with respect to Options granted under this Program and may provide for deferred issuances or settlement of any such dividend equivalents and interest paid on deferred amounts, in each case subject to Section 409A of the Code.

(viii) Any Award Agreement may specify performance conditions that must be satisfied as a condition to the exercise or early exercise of the Option.

Nothing in this Section 3(c) limits the authority of the Compensation Committee pursuant to any other provisions hereof in respect of any type of Award other than Options.

4. Shares Available for Awards. (a) Shares Subject to Issuance or Transfer. The aggregate number of Shares that may be issued or transferred under the Program shall not exceed 10,029,388 Shares (subject to adjustment as contemplated by Section 4(b)), which number represents the aggregate number of Shares subject to outstanding Awards immediately following the Reorganization. For the avoidance of doubt, no new Awards will be granted under the Program following the Effective Date.

(b) Adjustments Upon Changes in Capitalization or Other Events. Subject to the other provisions of this Section 4(b), upon changes in the capitalization of the Company or the Shares, including without limitation by reason of a Change of Control, recapitalization, merger, spin-off, split-off, split-up, consolidation, combination or exchange of Shares, reorganization or liquidation, distribution or such other event as the Compensation Committee determines to require action as hereafter provided, including without limitation a Change of Control involving the Company or its Affiliates, the number, type or class of Shares available under the Program as to which Awards may be made (both in the aggregate and to any one Grantee), the number, type or class of Shares under each then-outstanding Award or such other term of any Award as the Compensation Committee determines to require action as hereafter provided will be correspondingly adjusted by the Compensation Committee if and to the extent that the Compensation Committee determines in its sole discretion, that such adjustment is appropriate to equitably reflect such event. In no event, however, will any change be required as the result of the Company’s issuance of Shares under this Program or of Common or Preferred Shares or other equity securities to any Person in a transaction not otherwise described in this Section 4(b) for value determined by the Compensation Committee in its sole discretion to constitute fair consideration therefor. Further, upon the occurrence of any transaction described in this Section 4(b), the Compensation Committee, in its sole discretion, may take any of the following actions (in each case to the extent that any such action would not cause the award to fail to comply with Section 409A of the Code):

(i) Provide that any Award will vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Program or the provisions of such Award;

(ii) Provide for the cancellation of any vested Award (including any Award vested pursuant to Section 4(b)(i)) in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of such Award or realization of the Grantee’s rights had such Award been currently exercisable, payable and fully vested, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of such Award or realization of the Grantee’s rights, in any case, is equal to or less than zero, then such Award may be terminated without payment;

(iii) Provide that such Award be assumed by the successor or survivor corporation, or a parent or Subsidiary thereof, or be substituted for by awards covering the equity of the successor or survivor corporation, or a parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of shares or units and applicable exercise or purchase price, in all cases, as determined by the Compensation Committee;

(iv) Provide for the cancellation of all or any portion of outstanding Awards in exchange for a replacement award or replacement awards to be granted under a replacement program or replacement programs of the Company or any of Affiliates providing such terms and conditions as the Compensation Committee in its sole discretion, deems equitable to reflect any of the events described in this Section 4(b); or

(v) Any combination of the foregoing.

5. Drag-Along Rights. (a) If the Compensation Committee determines, in its sole discretion, that it would be in the best interests of the Company to engage in a Change of Control or to otherwise realize the investment in the Company through a sale of the Shares to a Third Party purchaser (any such sale, an “Approved Sale,” and any such Third Party purchaser, an “Acquiror”), then the Compensation Committee will have the right (the “Drag-Along Right”), subject to all of the provisions of this Section 5, to require each Grantee (each, a “Drag-Along Stockholder”) to sell, transfer and deliver or cause to be sold, transferred and delivered to such Acquiror the same percentage of Shares held by such Grantee as is equal to the percentage of Shares held by the Partnership that is being sold to the Acquiror, and each Drag-Along Stockholder will agree to and will be bound by the same terms, provisions and conditions in respect of such Approved Sale as are applicable to the Partnership and to raise no objection to such Approved Sale. Each Drag-Along Stockholder will further agree to (i) take all necessary actions (including executing documents) in connection with the consummation of the proposed transaction as may be reasonably requested of it by the Compensation Committee and (ii) appoint the Compensation Committee as its attorney in fact to do the same on its behalf. If the Approved Sale is structured as a (A) de-

registration of the Company in order to transfer and continue the Company in another jurisdiction, including in order to effect a merger or consolidation of the Company in such foreign jurisdiction, each Drag-Along Stockholder will, if requested, provide their consent to the de-registration and transfer of the Company and waive any and all dissenters’ rights, appraisal rights or similar rights, to the extent there are any, in connection with any such merger or consolidation or (B) sale of Shares, each Drag-Along Stockholder will agree to sell all of its Shares or rights to acquire Shares on the terms and conditions approved by the Compensation Committee (or its pro rata portion thereof if such Approved Sale involves less than all of the Shares). Notwithstanding the foregoing, the Compensation Committee may determine in its sole discretion to sell all or any portion of the assets of the Company (including the equity securities of the Company) or its Subsidiaries. Following any such asset sale, the Compensation Committee will cause the Company to promptly distribute the net proceeds of such asset sale to the Grantee and the other investors in the Company on a pro rata basis (based on their respective ownership of outstanding Shares).

(b) If the Compensation Committee desires to exercise its Drag-Along Rights, it will give written notice to the Drag-Along Stockholders (“Drag-Along Notice”) of the transfer or sale, setting forth the name and address of the Acquiror, the date on which such transaction is proposed to be consummated (which will be not less than 20 calendar days after the date such Drag-Along Notice is given) and the proposed amount of consideration and copies of any form of agreement proposed to be executed in connection therewith.

(c) In connection with any Approved Sale:

(i) each Drag-Along Stockholder will agree to bear its pro rata portion of the costs of any Approved Sale to the extent such costs are not otherwise paid by the Company or the Acquiror;

(ii) Grantee will not be required to make any representations or warranties or, except as set forth below, to provide any indemnities in connection with an Approved Sale other than with respect to title to any Shares being conveyed, the absence of any liens thereon and its authority to enter into and consummate the sale;

(iii) Grantee will not be required to be bound by any non-solicitation, non-competition or similar restrictive covenants; and

(iv) any indemnification provided by the Grantees (other than with respect to the representations referenced in Section 5(c)(ii)) will be based on the relative purchase price being received by each Grantee in the Approved Sale (in their capacity as a Grantee), either on a several, not joint, basis or solely with recourse to an escrow established for the benefit of the proposed purchaser (each Grantee’s contributions to such escrow to be on a pro rata basis in accordance with the proceeds received from such sale (in their capacity as a Grantee)), it being understood and agreed that any such indemnification obligation of a Grantee (including for this purpose any indemnification obligation in respect of the representations referenced in Section 5(c)(ii)) will in no event exceed the net proceeds to such Grantee from such Approved Sale.

(d) In the event that the Compensation Committee determines in its sole discretion that it would be in the interests of the Company to engage in a Change of Control involving the Partnership, the Compensation Committee will make appropriate arrangements to ensure that the Grantees will be entitled to transfer their Shares in connection with such Change of Control at the same time, for the same price per Share and subject to the same terms and conditions, as the [limited partners of the Partnership.

6. Redemption or Transfer of Awards. (a) Upon any termination of a Grantee’s Continuous Service with the Company for any reason or no reason, the Company may elect, at any time within the later of (i) one year after such termination or (ii) 90 days following the exercise of any vested Option, to redeem or to require Grantee or Grantee’s permitted successors to transfer and assign to the Company’s designee, and Grantee or Grantee’s permitted successors or assigns will in any such case sell, all or any portion of the vested Awards and/or Shares issued thereunder owned by Grantee or Grantee’s permitted successors or assigns in accordance with this Section 6. Except as may be otherwise provided in an Award Agreement, the price at which such vested Awards and/or Shares issued thereunder may be redeemed or transferred will be an amount equal to the product of (A) the Fair Market Value of such Shares issued or issuable thereunder as of the date of such termination of such Continuous Service less any applicable Exercise Price, multiplied by (B) the number of vested or exercisable Awards and/or Shares issued thereunder so redeemed or transferred.

(b) If the Company elects to exercise its right to compulsorily redeem vested or exercisable Awards and/or Shares issued thereunder pursuant to this Section 6, the Company will deliver a written redemption notice (a “Redemption Notice”) to Grantee or Grantee’s permitted successor or assign to such effect.

(c) The vested or exercisable Awards and/or Shares issued thereunder that are specified in the Redemption Notice as being subject to compulsory redemption (the “Surrendered Shares”) will be redeemed within 10 business days after the determination of the Fair Market Value (the “Redemption Date”). On the Redemption Date, Grantee or Grantee’s permitted successor or assign (the “Seller”) will, in respect of such Surrendered Shares (i) represent and warrant to the Company that the Seller has good and valid title to such Surrendered Shares free and clear of any liens, except as provided in this Program, and (ii) to the extent the Company is not then holding the applicable certificates (if any) in trust, deliver to the Company the certificate or certificates representing the Surrendered Shares owned by the Seller on such date against payment by the Company of the redemption amount payable to the Seller, in cash or check. All certificates (if any) for Surrendered Shares will be duly endorsed in favor of the Company by the Seller in whose name such certificate or certificates is registered, or be accompanied by a duly executed Shares or security assignment in favor of the Company, in each case, with the signature thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange. If any Seller fails to deliver such certificate or certificates to the Company within the time required, the Company will cause its books and records to show that the applicable Surrendered Shares are bound by the provisions of this Section 6 and that the Surrendered Shares, until transferred to the Company, will not be entitled to any proxy, dividend or other rights from the date by which such certificate or certificates should have been delivered to the Company.

7. General Provisions. (a) Prohibitions Against Transfer. The Awards and any Shares issued thereunder (or any interest therein), may not be assigned, sold, pledged or otherwise transferred except as expressly permitted herein, in the Award Agreement, or in any other agreement entered into by Grantee and the Company relating to such Shares. The Compensation Committee may, in its sole discretion, grant to or withhold from any Grantee rights to transfer or convey the Shares issued thereunder and will not unreasonably withhold its approval of a Grantee’s transfer of Shares issued thereunder to a trust established for charitable or estate planning purposes so long as (i) such Grantee is the sole trustee and, accordingly, has sole voting and other dispositive powers over the Shares issued thereunder to be so transferred and (ii) the terms of the trust expressly acknowledge and agree to the limitations herein and in the applicable Award Agreement. Each certificate for Shares and Awards issued or transferred under an Award will contain a legend giving appropriate notice of the restrictions applicable to the Shares and such Award. The Compensation Committee may, in its sole discretion, require that such certificates be placed into escrow with the Company.

(b) Substitute Awards. The Compensation Committee may make an Award to an employee of another company who becomes eligible for the receipt of Awards by reason of a merger, consolidation, acquisition of Shares or property, Share exchange, reorganization or liquidation involving the Company in substitution for a stock or unit option, stock or unit appreciation right, performance award or other equity award previously granted by such company (the “Original Incentives”). The terms and conditions of the substitute Award may vary from the terms and conditions required by the Program and from those of the Original Incentives. The Compensation Committee will prescribe the exact provisions of the substitute Awards, preserving the provisions of the Original Incentives to the extent required.

(c) Severability. If any provision of the Program or Award Agreement, or any term or condition of any Award granted or form executed or to be executed thereunder, or any application thereof to any Person or circumstances is invalid, such provision, term, condition or application will to that extent be void (or, in the discretion of the Compensation Committee, such provision, term or condition may be amended so as to avoid such invalidity or failure), and will not affect the other provisions, terms or conditions or applications thereof, and to this extent such provisions, terms and conditions are severable.

(d) Effectiveness of Award. No Award will be valid until an Award Agreement is duly executed by the Company and the Grantee. Thereafter, such Award will be effective as of the effective date set forth in the Award Agreement.

(e) Compliance with Law. The Program and the obligations of the Company hereunder will be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. Nothing herein will be deemed to require the Company to apply for or to obtain any listing, registration, qualification or other action to issue Shares or any other consideration thereunder. The Company may require that certificates evidencing Awards or Shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act. By accepting an Award, a Grantee will be deemed to have represented and warranted that such Person is acquiring the Award and/or Shares subject to the Award, as the case may be, for his or her own account for investment and not with any present intention of selling or otherwise distributing the same.

(f) Applicable Law. This Program will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its choice of law provisions that would result in the application of another jurisdiction’s law to this Program.

(g) Statutorily Required Withholding Taxes. No Shares will be delivered under the Program to any Grantee or successor Grantee upon any grant, exercise, or settlement of an Award until such Grantee or successor Grantee has made arrangements acceptable to the Compensation Committee for the satisfaction of any statutorily required foreign, federal, state, or local income and employment tax or other withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon grant of an Award or such other time as to which withholding may be required by law, the Company will withhold or collect from Grantee an amount in cash sufficient to satisfy such tax obligations. The Compensation Committee may, in its discretion and subject to such rules as the Compensation Committee may adopt, permit the Grantee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the grant, exercise, or settlement of an Award by surrendering to the Company, or by electing to have the Company withhold, Shares having a Fair Market Value equal to the amount of the withholding tax (but only to the extent that such action would not result in an accounting compensation charge for financial reporting purposes with respect to the Shares used to satisfy the statutorily required withholding unless otherwise determined by the Compensation Committee) or provide that the Company will be responsible for all or a portion of such taxes.

(h) Other Tax Matters. The Program is intended to be exempt from or compliant with Section 409A of the Code and will be construed and interpreted in accordance with such intent. Grants under this Plan will be treated in a manner that will be exempt from or compliant with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of Treasury and the Internal Revenue Service with respect thereto (the “Guidance”). Any provision of the Program that would cause a grant or any other payment under the Program to fail to be exempt from or compliant with Section 409A of the Code will have no force and effect until amended to be exempt from or compliant with Section 409A of the Code (which amendment may be retroactive to the extent permitted by the Guidance).

Notwithstanding the foregoing, nothing herein will create any obligation by the Company or any of its Affiliates to any participant should any grant or other payment fail to be exempt from or compliant with Section 409A of the Code.

(i) Amendments. Without limiting the generality or effect of any other provision contained herein, including, without limitation, the authority granted to the Compensation Committee pursuant to Section 2, the Program or the Award Agreements collectively may be amended in any respect the Compensation Committee deems necessary or advisable without the consent of any Grantee; provided that such amendment applies on substantially the same terms to all then-existing and any subsequently entered into Award Agreements. Any such amendment will be binding on the Company and all Grantees, and no Grantee will have any cause of action against the Company or any other Person for any action taken by such Person in reliance upon or as a result of any such amendment. Notwithstanding the foregoing, if any amendment to the Program requires stockholder approval in order to comply with applicable law or the Stock Exchange upon which the Company’s Shares are then listed, then such amendment shall be subject to approval of the stockholders of the Company and will not be effective unless and until such approval has been obtained.

(j) Foreign Employees. In order to facilitate the grant of any Award under this Program, the Compensation Committee may provide for such special terms for Options to Grantees who are foreign nationals or who are employed by the Company outside of the United States, as the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Compensation Committee may approve such supplements to or amendments, restatements or alternative versions of this Program as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Program as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Program. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Program as then in effect unless this Program could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.